________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549
                         _________________________

                                 FORM  T-1

                         STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF
                A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                ___________________________________________
            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
             A TRUSTEE PURSUANT TO SECTION 305(b)(2)_________
                 ________________________________________

                               CHEMICAL BANK
            (Exact name of trustee as specified in its charter)

           New York                                   13-4994650
           (State of incorporation              (I.R.S. employer
           if not a national bank)           identification No.)

           270 Park Avenue
           New York, New York                              10017
           (Address of principal executive offices)   (Zip Code)

                            William H. McDavid
                              General Counsel
                              270 Park Avenue
                         New York, New York 10017
                           Tel:  (212) 270-2611
         (Name, address and telephone number of agent for service)
               _____________________________________________
                           Freeport-McMoRan Inc.
            (Exact name of obligor as specified in its charter)

       Delaware                                         13-3051048
       (State or other jurisdiction of            (I.R.S. employer
       incorporation or organization)          identification No.)

       1615 Poydras Street
       New Orleans, Louisiana                                70112
       (Address of principal executive offices)         (Zip Code)

                ___________________________________________
                              Debt Securities
                    (Title of the indenture securities)
       ___________________________________________________________





                                  GENERAL

Item 1. General Information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

        Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2,
        33 Liberty Street, New York, N.Y.

        Federal Deposit Insurance Corporation, Washington, D.C., 20429.

        (b)  Whether it is authorized to exercise corporate trust powers.

             Yes.


Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.


16.  List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

     6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.


                                 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 24th day of March, 1994.

                                             CHEMICAL BANK



                                             By
                                               ------------------------
                                               T. J. Foley
                                               Vice President



Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

Chemical Bank
of 270 Park Avenue, New York, New York 10017 and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System,

at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                              Dollar Amounts
               ASSETS                                          in millions

Cash and balances due from depository institutions:
  Noninterest-bearing balances and
  currency and coin . . . . . . . . . . . . . . . . . . . . .    $  4,371
  Interest-bearing balances . . . . . . . . . . . . . . . . .       5,829
Securities  . . . . . . . . . . . . . . . . . . . . . . . . .      21,834
Federal Funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
  Federal funds sold  . . . . . . . . . . . . . . . . . . . .       2,125
  Securities purchased under agreements to resell . . . . . .         900
Loans and lease financing receivables:
  Loans and leases, net of unearned income . . . . .  $60,826
  Less: Allowance for loan and lease losses  . . . .    2,326
  Less: Allocated transfer risk reserve  . . . . . .      121
                                                      -------
  Loans and leases, net of unearned income,
  allowance, and reserve  . . . . . . . . . . . . . . . . . .      58,379
Assets held in trading accounts . . . . . . . . . . . . . . .       8,556
Premises and fixed assets (including capitalized leases)  . .       1,238
Other real estate owned . . . . . . . . . . . . . . . . . . .         713
Investments in unconsolidated subsidiaries and
  associated companies  . . . . . . . . . . . . . . . . . . .         112
Customer's liability to this bank on acceptance
  outstanding . . . . . . . . . . . . . . . . . . . . . . . .       1,063
Intangible assets . . . . . . . . . . . . . . . . . . . . . .         526
Other assets  . . . . . . . . . . . . . . . . . . . . . . . .       9,864
                                                                 --------
TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . .    $115,510
                                                                 ========


               LIABILITIES

Deposits
  In domestic offices . . . . . . . . . . . . . . . . . . . .    $ 51,611
  Noninterest-bearing . . . . . . . . . . . . . . . . $19,050
  Interest-bearing  . . . . . . . . . . . . . . . . .  32,561
                                                      -------
  In foreign offices, Edge and Agreement subsidiaries,
  and IBF's . . . . . . . . . . . . . . . . . . . . . . . . .      24,886
  Noninterest-bearing . . . . . . . . . . . . . . . . $   136
  Interest-bearing  . . . . . . . . . . . . . . . . .  24,750
                                                      -------

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's
  Federal funds purchased . . . . . . . . . . . . . . . . . .       8,496
  Securities sold under agreements to repurchase  . . . . . .         514
Demand notes issued to the U.S. Treasury  . . . . . . . . . .       1,501
Other Borrowed money  . . . . . . . . . . . . . . . . . . . .       8,538
Mortgage indebtedness and obligations under capitalized
leases  . . . . . . . . . . . . . . . . . . . . . . . . . . .          20
Bank's liability on acceptances executed and outstanding  . .       1,084
Subordinated notes and debentures . . . . . . . . . . . . . .       3,500
Other liabilities . . . . . . . . . . . . . . . . . . . . . .       7,419

TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . .     107,569
                                                                  -------

               EQUITY CAPITAL

Common stock  . . . . . . . . . . . . . . . . . . . . . . . .         620
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . .       4,501
Undivided profits and capital reserves  . . . . . . . . . . .       2,663
Less: Net unrealized loss on marketable equity securities . .        (159)
Cumulative foreign currency translation adjustments . . . . .          (2)

TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . .       7,941

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK AND
  EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . .    $115,510
                                                                 ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                   JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                   WALTER V. SHIPLEY    )
                                   EDWARD D. MILLER     ) DIRECTORS
                                   WILLIAM B. HARRISON  )